EXHIBIT 23.1.13

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 24, 2014, with respect to the balance sheets of AGC 8 Managing Member, LLC as of March  31, 2014 and December 31, 2012 included in the Registration Statement (Post-Effective Amendment No. 2 to Form S-1, No. 333-178629) and Prospectus of ATEL Growth Capital Fund 8, LLC for the registration of 7,500,000 units of limited liability company interest.

/s/ Moss Adams LLP

San Francisco, California

April 24, 2014